EXHIBIT 10.10

INDEMNITY AGREEMENT AND RELEASE

THIS AGREEMENT is made and entered into this ___ day of December, 2007, by and among COMVEST INVESTMENT PARTNERS III, L.P., EVCI CAREER COLLEGES HOLDINGS CORP., INTERBORO INSTITUTE, INC., INTERBORO HOLDING, INC., PENNSYLVANIA SCHOOL OF BUSINESS, INC., and TECHNICAL CAREER INSTITUTES, INC. (each of the foregoing a "Releasor" and collectively, the "Releasors") and HARRIS N.A. ("Harris").

RECITALS:

To induce Harris to enter into a certain Sale and Assignment of Loan Documents between Harris and Comvest Investment Partners III, L.P. dated as of the date hereof (the "Sale Agreement"), Harris has required that each Releasor execute and deliver this Indemnity Agreement and Release. All terms capitalized but not defined herein shall have the meanings given to such terms in the Sale Agreement.

In consideration of good and valuable considerations, the receipt and sufficiency of which is acknowledged by each Releasor, subject to and effective upon the satisfaction of the conditions precedent in the Sale Agreement, each Releasor hereby agrees as follows:

1. Indemnity. Releasors jointly and severally hereby assume, agree to pay, indemnify and defend and hold harmless Harris and its parent corporation, affiliates, subsidiaries, successors, assigns, officers, directors, shareholders, employees, advisors, attorneys and agents (collectively, "Indemnitee"), from and against any and all claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses (including court costs and attorneys', consultants' and experts' fees) whether foreseeable or unforeseeable, arising out of or in any way relating to the Purchased Documents, the loans evidenced thereby, the Releasors, or any of them, or the Sale Agreement and any claims, actions, causes of action, liabilities, penalties, fines, damages, judgments, losses, suits, expenses, legal or administrative proceedings, interest, costs and expenses by third parties not a party hereto against Harris for actions of Harris with respect to such third parties, in each case solely to the extent (a) arising out of any of the matters described above in this paragraph 1 and (b) not arising directly from the willful misconduct of Harris as determined by the final judgment of a court of competent jurisdiction. Releasor shall have the right to control any action or claim, including an action for which indemnity is required herein, through knowledgeable and experienced counsel of its choice, subject to the consent of Harris, which shall not be unreasonably withheld or delayed. If Releasor fails to undertake the control of any such action, and Harris notifies Releasor in writing of Harris' intent to control such action within thirty (30) days (or five (5) days less than such lesser time as may be required to respond to such claims) of Releasor's notice of such claims to Harris, Harris shall have the right to undertake the control, conduct or settlement of such claims through its own knowledgeable and experienced counsel at Releasor's sole cost and expense. Harris represents that, on the date hereof, it has no knowledge of any valid basis by any third party for any claim for which indemnification could be sought hereunder.

2. Notices. Harris will give Releasor notice within a reasonable time after receiving a written demand, service of a pleading, court document or other written communication threatening to require or demanding payment from or asserting a claim against any Indemnitee. Upon request, any party shall furnish any other party with such information and cooperation as Harris and Releasor may reasonably require including but not limited to the furnishing of copies of relevant correspondence and pleadings.

3. Settlements. Any settlement offer made to a party to this Agreement and arising out of any matter which is the subject of this Agreement shall be communicated to the other party within five days of the receipt thereof. Releasor shall be obligated to discuss and consult with Harris as to Harris' position concerning any proposed settlement. Harris shall not settle any claim without Releasor's consent, provided however that, if a Releasor fails to respond to any settlement proposal within ten (10) business days of written notice of such proposal, such Releasor shall be deemed to have consented to such proposal.

4. Payments. Releasor will pay to Harris within ten (10) days of the date such payment is due the amount of any such claim in cash or certified funds, provided however that nothing contained herein shall limit Releasor's right to appeal (and to defer payment pending such appeal) provided such appeal or bond filed in connection therewith suspends the right of any party to collect such claim. Any payment not received on the date such payment is due to Harris shall accrue interest at the lower of 18% per annum or the maximum rate allowed by law until paid and such interest shall be due upon written demand. To the extent of any payments made to Harris hereunder, Releasor shall be subrogated to Harris' rights of recovery to any third party that may be liable and Indemnitee shall do everything reasonably necessary to assign such rights to Releasor. To the extent of any payments made by a Releasor to Harris or any other Indemnitee hereunder, such Releasor shall be subrogated to Harris' or such Indemnitee's rights of recovery against any third party that may be liable, and Harris or such Indemnitee shall do everything reasonably necessary to assign such rights to such Releasor.

5. Release. Except as otherwise expressly provided in the Sale Agreement, each Releasor, acting on behalf of themselves and any affiliated entities, all predecessors, successors and assigns, and all past present partners, agents, attorneys, servants and employees, hereby release, remise and forever discharge Indemnitee, and each of them, separately and collectively, of all claims, demands causes of action, obligations and liabilities, known or unknown, accrued or unaccrued, suspected or unsuspected, for any compensatory, punitive, treble or other damages, that the Releasors have, had or may have had or in the future may have as a result of or arising in connection with or relating to the Purchased Documents, the loans evidenced thereby, the Releasors, or any of them, or the Sale Agreement.

6. Amendments. No modifications, amendments or changes in this Agreement shall be effective or binding upon the parties unless the same have been agreed to in writing by each of them.

7. Addresses. All notices or other communications to be given hereunder shall be in writing, hand delivered and receipted or sent by certified U.S. Mail with postage prepaid, return receipt requested, to the addressee at its address set forth on the signature pages hereof or as may be designated by subsequent notice.

8. Severability. If any provision or portion of this Agreement is found by a court of competent jurisdiction or other authorized body to be unenforceable or null and void, such provision shall be deemed stricken and severed from this Agreement and the remaining provisions and portions hereof shall continue in full force and effect. If any coverage or indemnity hereunder is found to exceed the maximum permissible indemnity allowed by law, it shall not be stricken, but shall be reduced to conform to the broadest possible coverage and indemnity permitted by law. This indemnity and release and the stipulations herein contained will apply to and bind the successors and assigns of the respective parties.

9. Not Assignable. This Agreement is made for the benefit of Harris and to be expressly enforceable against Releasors jointly and severally. This Agreement may not be assigned, transferred, hypothecated or pledged by any party hereto.

10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed as and of the date and year first set forth above.

EVCI Career Colleges Holding Corp.

By:	/s/ Dr. John J. McGrath
	Name:	Dr. John J. McGrath
	Title:	Chief Executive Officer and President

Address:
c/o EVCI Career Colleges Holding Corp.
1 Van Der Donck Street
Yonkers, New York 10701
Attention: Dr. John J. McGrath, CEO and President and Joseph D. Alperin, General Counsel
Telephone: (914) 623-0700
Telecopy: (914) 964-8222

Interboro Institute, Inc.

By:	/s/ Dr. John J. McGrath
	Name:	Dr. John J. McGrath
	Title:	Chief Executive Officer

Address:
c/o EVCI Career Colleges Holding Corp.
1 Van Der Donck Street
Yonkers, New York 10701
Attention: Dr. John J. McGrath, CEO and President and Joseph D. Alperin, General Counsel
Telephone: (914) 623-0700
Telecopy: (914) 964-8222

Interboro Holding, Inc.

By:	/s/ Dr. John J. McGrath
	Name:	Dr. John J. McGrath
	Title:	President

Address:
c/o EVCI Career Colleges Holding Corp.
1 Van Der Donck Street
Yonkers, New York 10701
Attention: Dr. John J. McGrath, CEO and President and Joseph D. Alperin, General Counsel
Telephone: (914) 623-0700
Telecopy: (914) 964-8222

Pennsylvania School of Business, Inc.

By:	/s/ Dr. John J. McGrath
	Name:	Dr. John J. McGrath
	Title:	Chief Executive Officer and President

Address:
c/o EVCI Career Colleges Holding Corp.
1 Van Der Donck Street
Yonkers, New York 10701
Attention:Dr. John J. McGrath, CEO and President and Joseph D. Alperin, General Counsel
Telephone: (914) 623-0700
Telecopy:(914) 964-8222

Technical Career Institutes, Inc.

By:	/s/ Dr. John J. McGrath
	Name:	Dr. John J. McGrath
	Title:	Chairman

Address:
c/o EVCI Career Colleges Holding Corp.
1 Van Der Donck Street
Yonkers, New York 10701
Attention:Dr. John J. McGrath, CEO and President and Joseph D. Alperin, General Counsel
Telephone: (914) 623-0700
Telecopy: (914) 964-8222

Harris N.A.

By:	/s/ M. Latta
	Name:	M. Latta
	Title:	Vice President

Address:
Harris N.A.
115 South LaSalle Street
Suite 11-W
Chicago, Illinois 60603
Attention: Carole Rosa-Flisnik

With a copy to:
Harris N.A.
700 Louisiana Street
Suite 4400
Houston, Texas 77002
Attention: Thomas E. McGraw / Mary Lee Latta
Telephone: (713) 546-9781 / (713) 546-9758
Fax No.: (713) 223-0477
Email: thomas.mcgraw@bmo.com / mary.latta@bmo.com

With a copy to:
Drinker Biddle & Reath LLP
105 College Road East
Princeton, NJ 08542
Attention: Judith E. Reich
Telephone: (609) 716-6566
Fax No.: (609) 799-7000
Email: Judith.reich@dbr.com

COMVEST INVESTMENT PARTNERS III, L.P.

By:	ComVest III Partners, LLC, its General Partner

	By:	ComVest Advisors LLC, its Managing Member

By:	/s/ Larry E. Lenig, Jr.
	Name:	Larry E. Lenig, Jr.
	Title:	Authorized Signatory

Address:
Comvest Investment Partners III, L.P.
One North Clematis-Suite 300
West Palm Beach, FL 33401
Attention: Mr. Michael Falk
Telephone: (561) 868-6071
Email: michaelf@comvest.com

With a copy to: Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue
New York, NY 10166
Attention: Alan I. Annex, Esq.
Telephone: (212) 801-9200
Fax No.: (212) 801-6400
Email: annexa@gtlaw.com